AMENDMENT NO. 5

TO

SUB-ADVISORY CONTRACT

This Amendment dated as of April 17, 2020, amends the Sub-Advisory Contract (the “Contract”) between Invesco Advisers, Inc. (the “Adviser”) and OppenheimerFunds, Inc. (the “Sub-Adviser”).

WHEREAS, the parties agree to amend the Contract to (i) remove Invesco Oppenheimer Equity Income Fund and Invesco Oppenheimer Real Estate Fund, series portfolios of AIM Counselor Series Trust (Invesco Counselor Series Trust), Invesco Oppenheimer Dividend Opportunity Fund, a series portfolio of AIM Equity Funds (Invesco Equity Funds), Invesco Oppenheimer Mid Cap Value Fund, a series portfolio of AIM Growth Series (Invesco Growth Series), Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Global Multi-Asset Income Fund and Invesco Oppenheimer Global Infrastructure Fund, series portfolios of AIM Investment Funds (Invesco Investment Funds), Invesco Oppenheimer Small Cap Value Fund, a series portfolio of AIM Sector Funds (Invesco Sector Funds), effective April 17, 2020; (ii) remove Invesco Oppenheimer Rochester Short Duration High Yield Municipal Fund, a series portfolio of AIM Counselor Series Trust (Invesco Counselor Series Trust), Invesco Oppenheimer Limited Term Bond Fund, Invesco Oppenheimer Limited-Term Government Fund, Invesco Oppenheimer Ultra-Short Duration Fund and Invesco Oppenheimer Government Cash Reserves Fund, series portfolios of AIM Investment Securities Funds (Invesco Investment Securities Funds), Invesco Oppenheimer Intermediate Term Municipal Fund, a series portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), effective May 15, 2020; and (iii) change the name of Invesco Oppenheimer Portfolio Series: Active Allocation Fund to Invesco Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund to Invesco Select Risk: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund to Invesco Select Risk: High Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund to Invesco Select Risk: Moderate Investor Fund, series portfolios of AIM Growth Series (Invesco Growth Series) and Invesco Oppenheimer Rochester® Municipals Fund to Invesco Rochester® New York Municipals Fund, a series portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), effective May 15, 2020;

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Oppenheimer Capital Appreciation Fund

Invesco Oppenheimer Discovery Fund

Invesco Oppenheimer Master Loan Fund

Invesco Oppenheimer Senior Floating Rate Fund

Invesco Oppenheimer Senior Floating Rate Plus Fund

Invesco Oppenheimer Short Term Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Oppenheimer Main Street Fund®

Invesco Oppenheimer Main Street All Cap Fund®

Invesco Oppenheimer Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Main Street Mid Cap Fund®

Invesco Oppenheimer Main Street Small Cap Fund®

Invesco Oppenheimer Master Event-Linked Bond Fund

Invesco Active Allocation Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Oppenheimer Global Focus Fund

Invesco Oppenheimer Global Fund

Invesco Oppenheimer Global Opportunities Fund

Invesco Oppenheimer International Equity Fund

Invesco Oppenheimer International Growth Fund

Invesco Advantage International Fund

Invesco Oppenheimer International Small-Mid Company Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Oppenheimer Developing Markets Fund

Invesco Oppenheimer Discovery Mid Cap Growth Fund

Invesco Oppenheimer Emerging Markets Innovators Fund

Invesco Oppenheimer Emerging Markets Local Debt Fund

Invesco Oppenheimer Fundamental Alternatives Fund

Invesco Oppenheimer Global Allocation Fund

Invesco Oppenheimer Global Strategic Income Fund

Invesco Oppenheimer International Bond Fund

Invesco Oppenheimer SteelPath MLP Alpha Fund

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund

Invesco Oppenheimer SteelPath MLP Income Fund

Invesco Oppenheimer SteelPath MLP Select 40 Fund

Invesco Oppenheimer Total Return Bond Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Intermediate Bond Factor Fund

Invesco High Yield Bond Factor Fund

Invesco Oppenheimer Government Money Market Fund

Invesco Oppenheimer Master Inflation Protected Securities Fund

AIM Sector Funds (Invesco Sector Funds)

Invesco Oppenheimer Gold & Special Minerals Fund

Invesco Comstock Select Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco Oppenheimer Municipal Fund

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund

Invesco Oppenheimer Rochester ®AMT-Free New York Municipal Fund

Invesco Oppenheimer Rochester® California Municipal Fund

Invesco Oppenheimer Rochester® Municipals Fund

Invesco Oppenheimer Rochester® High Yield Municipal Fund

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund

Invesco Oppenheimer Rochester® New Jersey Municipal Fund

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Government Money Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco Oppenheimer V.I. Main Street Fund®

Invesco Oppenheimer V.I. Main Street Small Cap Fund®

Invesco Oppenheimer V.I. Total Return Bond Fund”

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President & Secretary

OPPENHEIMERFUNDS, INC.

Sub-Adviser

By:	/s/ Robert H. Rigsby

Name:	Robert H. Rigsby

Title:	Vice President